Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-140198, 333-140272, 333-153409) and Form S-8 (File Nos. 333-130340, 333-140197, 333-142679, 333-150789) of SunPower Corporation of our report dated February 25, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 25, 2009